EXHIBIT 99



            DEFINITIVE PROXY STATEMENT, NOTICE OF ANNUAL MEETING AND
                      FORM OF PROXY FOR THE ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD APRIL 16, 1996

<LOGO>                                           First Keystone Corporation

                                                      111 West Front Street
                                               Berwick, Pennsylvania  18603




                                 March 22, 1996






DEAR SHAREHOLDER:

     It is my pleasure to invite you to attend the 1996 Annual Meeting of Shareholders of First Keystone Corporation to be held on Tuesday, April 16, 1996 at 9:00 a.m., prevailing time. The Annual Meeting this year will be held at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania 18603.

     The Notice of the Annual Meeting and the Proxy Statement on the following pages address the formal business of the meeting. The formal business schedule includes: the election of three (3) Class C Directors and the ratification of the selection of the independent auditors for 1996. At the meeting, members of the Corporation's management will review the Corporation's operations during the past year and be available to respond to questions.

     We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying Proxy as soon as possible, in the postage prepaid envelope. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.

                                     Sincerely,


                                    /s/ J. Gerald Bazewicz
                                    J. Gerald Bazewicz
                                    President

<BLANK PAGE>

                           FIRST KEYSTONE CORPORATION
                        ________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 1996
                        ________________________________


TO THE SHAREHOLDERS OF FIRST KEYSTONE CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of FIRST KEYSTONE CORPORATION (the "Corporation") will be held at 9:00 a.m., prevailing time, on Tuesday, April 16, 1996 at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania 18603, for the following purposes:

     1. To elect three (3) Class C Directors to serve for a three-year term and until their successors are elected and qualified;

     2. To ratify the selection of J. H. Williams & Co. as the independent auditors for the Corporation for the year ending December 31, 1996; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 5, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1995 is being mailed with this Notice. Copies of the Corporation's Annual Report for the 1994 fiscal year may be obtained at no cost by contacting J. Gerald Bazewicz, President, 111 West Front Street, Berwick, Pennsylvania 18603, telephone: (717) 752-3671.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                               By Order of the Board of Directors,


                              /s/ J. Gerald Bazewicz
                              J. Gerald Bazewicz, President



March 22, 1996

<BLANK PAGE>

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS OF FIRST KEYSTONE CORPORATION TO BE HELD ON APRIL 16, 1996


                                    GENERAL

Introduction, Date, Time and Place of Annual Meeting


     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of FIRST KEYSTONE CORPORATION (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 16, 1996, at 9:00 a.m., prevailing time, at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania 18603, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at The First National Bank of Berwick (the "Bank"), 111 West Front Street, Berwick, Pennsylvania 18603. The telephone number for the Corporation is
(717) 752-3671. All inquiries should be directed to J. Gerald Bazewicz, President of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies


     This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 22, 1996.

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class C Director named below and FOR the ratification of the selection of J. H. Williams & Co. as the independent auditors for the Corporation for the year ending December 31, 1996. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy


     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to John L. Coates, Secretary of First Keystone Corporation, at 111 West Front Street, Berwick, Pennsylvania 18603; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or
(3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum


     At the close of business on March 5, 1996, the Corporation had outstanding 889,147 shares of common stock, par value $2.00 per share, the only issued and outstanding class of stock (the "Common Stock"). The Corporation has 500,000 shares of preferred stock, par value $10.00 per share, authorized. As of March 5, 1996, none of the shares of preferred stock were issued.


Proxy Statement
Page 1

     Only holders of Common Stock of record at the close of business on March 5, 1996 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Article 3, Section 3.1, of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on such matter is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the majority is calculated.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners


     The following table sets forth, as of March 5, 1996, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned.


                                                           Percent of
                                                           Outstanding
Name and Address                     Shares               Common Stock
                                  Beneficially            Beneficially
                                   Owned <F1>                 Owned

Robert J. Wise                       63,314 <F2>              7.12%
115 West Third Street
Berwick, PA  18603

Berbank                              86,019 <F3>              9.67%
First National Bank of
Berwick Trust Department

Robert E. Bull                       64,732 <F4>              7.28%
323 West Fourth Street
Nescopeck, PA  18635

<F1>
See definition of "Beneficially Owned" under Footnote 2 to the following table relating to beneficial ownership by officers, directors and nominees.


Page 2                                                      Proxy Statement



<F2>
See Footnote 13 to the following table as to the shares of Common Stock held beneficially by Mr. Wise.
<F3>
Nominee registration for the Common Stock held by the Trust Department of the Bank on behalf of various trusts, estates and other accounts for which the Bank acts as fiduciary with sole voting and dispositive power over 73,584 shares of Common Stock and as fiduciary with shared voting and dispositive power over 12,435 shares of Common Stock. The Trust Department intends to cast all shares under its voting power FOR the election of the nominees for director named below and FOR the ratification of J. H. Williams & Co. as the independent auditors of the Corporation.
<F4>
See Footnote 9 to the following table as to the shares of Common Stock held beneficially by Mr. Bull.



Beneficial Ownership by Officers, Directors and Nominees


     The following table sets forth as of March 5, 1996, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all officers, directors and nominees of the Corporation as a group.


Name of Individual                    Amount and Nature of         Percent
or Identity of Group                       Beneficial                of
                                      Ownership <F1><F2>F3>         Class
                                                                     <7>

John Arndt <F5>                               629                     --
J. Gerald Bazewicz <F5>                     3,101  <F8>               --
Budd L. Beyer <F4>                         11,495                    1.29%
Robert E. Bull <F5>                        64,732  <F>9              7.28%
John L. Coates <F6>                         2,129 <F10>               --
Dudley P. Cooley <F6>                       1,210                     --
Frederick E. Crispin, Jr. <F4>              7,260 <F11>               --
Stanley E. Oberrender <F6>                  1,452                     --
F. Stuart Straub <F5>                      14,023 <F12>              1.58%
Robert J. Wise <F4>                        63,314 <F13>              7.12%

All Officers, Directors and               170,250                   19.15%
Nominees as a Group
(10 Directors, 4 Officers -
11 Persons in Total)

<F1>
Does not include Common Stock held in fiduciary accounts under the control of the Bank's Trust Department.
<F2>
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 5, 1996. Beneficial ownership may be disclaimed as to certain of the securities.
<F3>
Information furnished by the directors and the Corporation.
<F4>
A Current Class A Director whose term expires in 1997.
<F5>
A Current Class B Director whose term expires in 1998.


Proxy Statement                                                      Page 3



<F6>
Nominee for Class C Director whose term expires in 1999 and a Current Class C Director whose term expires in 1996.
<F7>
Less than one percent (1%) unless otherwise indicated.
<F8>
Includes 2,075 shares of Common Stock held individually by Mr. Bazewicz, 590 shares of Common Stock held jointly with his spouse, 116 shares of Common Stock held individually by his spouse, 220 shares of Common Stock held jointly with his children and 100 shares of Common Stock held as Custodian for the benefit of his children.
<F9>
Includes 2,995 shares of Common Stock held individually by Mr. Bull, 43,380 shares held jointly with his spouse, 3,025 shares of Common Stock held by Bull, Bull & Knecht, a law firm of which Mr. Bull is a partner, and 15,332 shares of Common Stock held individually by his spouse.
<F10>
Includes 1,645 shares of Common Stock held individually by Mr. Coates and 484 shares of Common Stock held jointly with his spouse.
<F11>
Includes 4,840 shares of Common Stock held individually by Mr. Crispin and 2,420 shares of Common Stock held individually by his spouse.
<F12>
Includes 2,420 shares of Common Stock held individually by Mr. Straub, 11,240 shares of Common Stock held jointly with his spouse, and 363 shares of Common Stock held jointly by his spouse and son.
<F13>
Includes 57,325 shares of Common Stock held individually by Mr. Wise and 5,989 shares of Common Stock held jointly with his spouse.



                             ELECTION OF DIRECTORS

     The By-laws of the Corporation provide that the Corporation's business shall be managed by its Board of Directors. Section 10.2 of the By-laws provides that the number of directors that shall constitute the whole Board of Directors shall not be less than seven nor more than twenty-five and that the Board of Directors shall be classified into three classes, each class to be elected for a term of three years. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of directors and their respective classifications. No person shall serve as a director after he or she has attained the age of seventy (70) years, with the exception of Messrs. Beyer, Bull, Crispin, Straub, and Wise. Pursuant to Section 11.1 of the By-laws, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he or she was appointed.

     In accordance with Section 10.3 of the By-laws, at the 1996 Annual Meeting of Shareholders, three (3) Class C Directors shall be elected to serve for a three-year term and until their successors are elected and qualified. Therefore, the By-laws provide for a classified Board of Directors with staggered three-year terms of office.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the three nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.


Page 4                                                      Proxy Statement

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the three directors in the class to be elected.


          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the executive officers, nominees for Class C Director whose term expires in 1999 and the Current Class C Directors whose term expires in 1996, and the Class A Directors and Class B Directors whose terms expire in 1997 and 1998, respectively:



                    Principal Occupation       Director
Name and                  Age as of       for Past Five Years          Since
Current                   March 5,           and Position          Corporation/
Committees                  1996         Held with Corporation         Bank


                                   NOMINEES FOR
                                 CLASS C DIRECTOR
                            WHOSE TERM EXPIRES IN 1999
                                        AND
                             CURRENT CLASS C DIRECTORS
                            WHOSE TERM EXPIRES IN 1996


John L. Coates               59        President, Tri-County         1987/1987
Committees 3,6,7                       Hardware, Inc. (Retail
                             hardware stores);
                             Secretary of the
                             Corporation and the Bank

Dudley P. Cooley             57        Personal Financial            1987/1987
Committees 3,4,6                       Consultant;
                             Former Controller, Wise
                             Foods, Borden, Inc.
                             (Snack food processor)

Stanley E. Oberrender        54        Owner, Suntex (Dry            1987/1987
Committees 3,4,6,7,8                   cleaning);
                             Former President, Bercon
                             Packaging, Inc. (Plastic
                             container manufacturing)


                                 CLASS A DIRECTORS
                            WHOSE TERM EXPIRES IN 1997

Budd L. Beyer                68        Investor; Former               1983/1976
Committees 1,2,4,7                     President Sunshine
                             Textiles Service, Inc.
                             (Dry Cleaning, Laundry
                             and Linen Rental)

Frederick E.                 64        Financial Consultant,          1983/1964
Crispin, Jr.                           F.E. Crispin & Associates
Committees 1,3,4,5,6,7

Robert J. Wise               66        Retired, former investor       1983/1967
Committees 1,2,4,5,8


Proxy Statement                                                         Page 5


                                 CLASS B DIRECTORS
                            WHOSE TERM EXPIRES IN 1998

John  Arndt                  34        Owner of Arndt                 1995/1995
Committees 1,2,3,5,8                   Insurance Agency
                             (General insurance
                             and real estate agent)

J. Gerald Bazewicz           47        President of the               1986/1986
Committees 1,2,3,4,                    Corporation and the Bank
5,7,8

Robert E. Bull               73        Attorney, Bull, Bull           1983/1956
Committees 1,3,4,5,                    & Knecht;
6,7,8,                                 Chairman of the
                             Corporation and the Bank

F. Stuart Straub             74        Retired, former President      1983/1968
Committees 2,3,5,8                     of Corporation and the
                                       Bank

   Committee 1 - Executive Committee This committee exercises the authority of the Board of Directors in the management of the business of the Bank between the dates of regular meetings of the Board of Directors. This committee met one (1) time in 1995.

   Committee 2 - Trust Committee This committee ensures that all trust activities of the Bank are performed in a manner that is consistent with the legal instrument governing the account, prudent trust administration practices, and approved trust policy. This committee met twelve (12) times in 1995.

   Committee 3 - Asset/Liability Committee This committee reviews asset/liability committee reports and provides support and discretion in managing the Bank's net interest income, liquidity, and gap positions. This committee met six (6) times in 1995.

   Committee 4 - Marketing Committee This committee is to provide guidance to management in formulating marketing and sales plans and programs and to assist in evaluating the performance of the Bank relative to plans. This committee met seven (7) times in 1995.

   Committee 5 - Loan Administration Committee This committee monitors loan review and compliance activities. Also, the committee ensures that loans are made and administered in accordance with the Loan Policy. This committee met five (5) times in 1995.

   Committee 6 - Audit Committee This committee recommends the appointment of the independent certified public accountant to examine the affairs of the Bank. Also, the committee reviews findings of the auditor and ensures an independent, effective audit function. This committee met two (2) times in 1995.

   Committee 7 - Human Resources Committee This committee helps ensure that a sound human resources management system is developed and maintained. This committee also acts as the Compensation Committee for the Bank and related
Corporation officers.  This committee met one (1) time in 1995.

   Committee 8 - Building Committee This committee makes recommendations to the Board relating to the Bank's physical assets, including both current and proposed physical assets. This committee met one (1) time in 1995.



     The aforementioned committees are committees of the Bank and not the Corporation.


Page 6                                                      Proxy Statement

     During 1995, the Bank's Board of Directors held twenty-six (26) meetings and the Corporation's Board of Directors held five (5) meetings. Each of the Directors attended at least 75% of the combined total number of meetings of the Corporation's and the Bank's Board of Directors and the committees of which he is a member.

     The Board of Directors of the Corporation has at present no standing committees. The Corporation does not have a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation's By-laws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than forty-five (45) days prior to the date of any meeting of shareholders called for the election of directors.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1995 through December 31, 1995, its officers and directors were in compliance with all filing requirements applicable to them.


                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation and the Bank for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were (i) the Chief Executive Officer during 1995, and (ii) the other four most highly compensated executive officers of the Corporation and the Bank to the extent such persons' total annual salary and bonus exceeded $100,000 at December 31, 1995.


Proxy Statement                                                      Page 7

                           SUMMARY COMPENSATION TABLE


                                      Annual Compensation


     (a)                 (b)         (c)            (d)            (e)
                                                                  Other
                                                                 Annual
   Name and                                                      Compen-
   Principal                       Salary          Bonus         sation
   Position             Year      ($) <F1>          ($)            ($)

J. Gerald Bazewicz      1995       108,100        15,862           0
President and Chief     1994       101,600        18,369           0
Executive Officer       1993        95,400        18,305           0
of the Corporation
and the Bank



                              Long-Term Compensation

                              Awards               Payouts

                           (f)          (g)          (h)          (i)

                       Restricted                              All Other
   Name and               Stock      Options/       LTIP        Compen-
   Principal            Award(s)       SARs        Payouts      sation
   Position                ($)          (#)          ($)          ($)
                                                               <F2><F3>

J. Gerald Bazewicz         0             0            0         17,938
President and Chief        0             0            0         16,240
Executive Officer          0             0            0         14,715
of the Corporation
and the Bank

<F1>
Amounts shown consist of base salary and fees for attendance at Board of Directors meetings of $8,100 in 1995, $8,100 in 1994, and $8,400 in 1993.
<F2>
Contributions to the Bank's 401(k) Plan on behalf of Mr. Bazewicz of $17,274 for 1995, $15,563 for 1994 and $14,081 for 1993.
<F3>
Includes Life Insurance Premiums amounting to $664 for 1995, $677 for 1994 and $634 for 1993. Group term life insurance is provided to all regular full-time employees after completion of their probationary period.



Retirement Plan


     The Corporation does not have a retirement or pension plan. The Bank maintains a 401(K) Plan which has a combined tax qualified savings feature and profit sharing feature (the "Plan"). The Plan provides benefits to all employees who have completed at least one year of service and are at least 21 years of age. Under the Plan, the Bank will match employee contributions to a savings plan not to exceed 3% of their compensation comprised of salary and bonus for the year. In addition, the Bank can make a discretionary contribution to a profit sharing plan not to exceed 15% of total compensation comprised of salary and bonus for the year in which the employee attains the age of 21 and has completed one year of service. Contributions made by the Bank to the Plan are allocated to participants in the same portions that each participant's compensation bears to the aggregate compensation of all participants. Each participant in the Plan is one hundred (100%) vested at all times. Benefits are payable under the Plan upon termination of employment, disability, death, or retirement. Contributions reflected as expense under this Plan in 1995 and 1994 were:


                                                     1995             1994

Matching contribution to savings plan              $ 46,306         $ 41,564

Contribution to profit sharing plan                 195,291          169,347

   Total Expense                                   $241,597         $210,911




     Of the $241,597 total expenses during 1995, $40,331 was credited among the individual accounts of the most highly compensated executive officers of the Bank. Of the $40,331, Mr. Bazewicz was credited with $17,274 and has been a member of the Plan for ten years.


Page 8                                                      Proxy Statement

Compensation of Directors


     During 1995, the Corporation's Board of Directors received Three Hundred Dollars ($300.00) for each Director's attendance at the Annual Meeting. Other Corporation Board meetings met concurrently with the Bank's Board and there was no additional compensation. The Bank's Directors received Three Hundred Dollars ($300.00) for each Directors' meeting attended, non-employee Directors received One Hundred Fifty Dollars ($150.00) for each committee meeting attended, and all Directors received a bonus of Seven Hundred Dollars ($700.00). In addition, Chairman Bull received an annual stipend of One Thousand Dollars ($1,000.00) and former Secretary Arndt received an annual stipend of Seven Hundred Fifty Dollars ($750.00). In the aggregate, the Board of Directors received $111,650.00 for all Board of Directors' meetings and committee meetings attended in 1995, including all fees, bonuses, and stipends paid to all Directors in 1995.


                              CERTAIN TRANSACTIONS

     Other than described below, there have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     Total loans outstanding from the Corporation and the Bank at December 31, 1995, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $3,090,030 or approximately 12.2% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1995 to officers and directors of the Corporation and the Bank as a group was $4,140,050. The aggregate amount of indebtedness outstanding as of the latest practicable date, January 26, 1996, to the above described group was $3,044,041.


                                                                 Largest
                                                                Aggregate
                                                                Amount of
                                       Nature of              Indebtedness
        Name                         Relationship                in 1995

John L. Coates                     Nominee and                 $2,226,968
                                   Current Director


Stanley E. Oberrender              Nominee and                 $1,230,175
                                   Current Director



                               Nature of           Amount           Amount
                             Indebtedness        Outstanding      Outstanding
      Name                    /Collateral        at 12/31/95      at 1/26/96

John L. Coates               Secured by          $1,952,390       $1,938,298
                             mortgages,
                             inventory and
                             equipment

Stanley E. Oberrender        Secured by          $  520,025       $  517,519
                             mortgages,
                             inventory and
                             equipment



Proxy Statement                                                      Page 9

     The loans to Messrs. Coates and Oberrender are considered material transactions because of the percentage of the total these loans represent. Loans to Messrs. Coates and Oberrender were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more that the normal risk of collectibility or present other unfavorable features. All loans are current and being paid as agreed.


                     PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:


                                        Number            Age
                             Bank      of Shares         as of
    Held                   Employee  Beneficially      March 5,
 Name and Position           Since       Since           Owned          1996

Robert E. Bull               1983        <F1>           64,732           73
Chairman of the Board

J. Gerald Bazewicz           1987        1973            3,101           47
President

John L. Coates               1995        <F1>            2,129           59
Secretary

David R. Saracino            1983        1972              905 <F2>      51
Treasurer

<F1>
Messrs. Bull and Coates are not employees of the Bank.
<F2>
Includes 663 shares of Common Stock held individually by Mr. Saracino and 242 shares of Common Stock held jointly with his spouse.



                         PRINCIPAL OFFICERS OF THE BANK

     The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of
Directors:


Page 10                                                        Proxy
Statement



 Office and Position                    Held
 Namewith the Bank                      Since

Robert E. Bull                Chairman of the Board                 1983

J. Gerald Bazewicz            President and CEO                     1987

John L. Coates                Secretary                             1995

David R. Saracino             Vice President,                       1983
      Cashier and
      Assistant Secretary

Leslie W. Bodle               Vice President and                    1985
      Trust Officer

Sally A. Rishkofski           Assistant Vice President              1982



  Bank                         Number of         Age as of
 Employee                    Shares Bene-        March 5,
   Name                          Since        ficially Owned          1996

Robert E. Bull                   <F1>             64,732               73

J. Gerald Bazewicz               1973              3,101               47

John L. Coates                   <F1>              2,129               59

David R. Saracino                1972                905               51

Leslie W. Bodle                  1985                797               48

Sally A. Rishkofski              1964                 74               56

<F1>
Messrs. Bull and Coates are not employees of the Bank.




                      RATIFICATION OF INDEPENDENT AUDITORS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of J. H. Williams & Co. as the Corporation's independent auditors for its 1996 fiscal year. The Corporation has been advised by J. H. Williams & Co. that none of its members has any financial interest in the Corporation. Ratification of J. H. Williams & Co. will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. J. H. Williams & Co. served as the Corporation's independent auditors for the 1995 fiscal year, assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the auditors.

     In the event that the shareholders do not ratify the selection of J.
H. Williams & Co. as the Corporation's independent auditors for the 1996 fiscal year, another accounting firm may be chosen to provide independent audit services for the 1996 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of J. H. Williams & Co. as the independent auditors for the Corporation for the year ending December 31, 1996.


                                 ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1995 is enclosed with this Proxy Statement. A representative of J. H. Williams & Co., the accounting firm which examined the financial statements in the Annual Report, will attend the meeting. The representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.


Proxy Statement                                                     Page 11

                             SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1997 Annual Meeting of Shareholders must deliver such proposal in writing to the President of First Keystone Corporation at its principal executive offices, 111 West Front Street, Berwick, President 18603, not later than Monday, November 25, 1996.


                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                             ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM DAVID R. SARACINO, TREASURER, FIRST KEYSTONE CORPORATION, 111 WEST FRONT STREET, BERWICK, PENNSYLVANIA 18603.


Page 12                                                     Proxy Statement

                           FIRST KEYSTONE CORPORATION

                                     PROXY

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Paul Klinger and William Selden, Jr. and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of First Keystone Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania 18603 on Tuesday, April 16, 1996 at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF CLASS C DIRECTORS TO SERVE FOR A THREE-YEAR TERM

   John L. Coates           Dudley P. Cooley           Stanley E. Oberrender

   [ ]  FOR all nominees listed above       [ ]  WITHHOLD AUTHORITY to
        (except as marked to the                 vote for all nominees
       contrary below)                         listed above

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
            WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

    ________________________________________________________________________


2. PROPOSAL TO RATIFY THE SELECTION OF J. H. WILLIAMS & CO. AS THE INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE YEAR ENDING
     DECEMBER 31, 1996.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

     The Board of Directors recommends a vote FOR this proposal.


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.


                                      Dated:                      , 1996




Number of Shares Held of
Record on March 5, 1996:
                                      Signature(s)               (Seal)


THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.